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                                                                    EXHIBIT 10.5

                         BENJAMIN FRANKLIN BANCORP, INC.

                         DIRECTOR FEE CONTINUATION PLAN

      This Plan is adopted by Benjamin Franklin Bancorp, Inc. for the purpose of recognizing and rewarding Directors for services and contributions to the Benjamin Franklin Bank and to Benjamin Franklin Bancorp, Inc. Subject to the terms of the Plan, Directors will receive a continuing benefit from the Holding Company upon retirement or death.

PART 1. DEFINITIONS

      1.1. AGGREGATE ANNUAL FEES shall mean the total of all fees for services as a Director paid by the Holding Company or the Bank to a Director during a calendar year.

      1.2. AVERAGE FINAL ANNUAL FEES shall mean the average of the Aggregate Annual Fees paid to a Director for the three calendar years preceding the year of the Director's Retirement.

      1.3. BANK shall mean Benjamin Franklin Bank, a Massachusetts chartered savings bank with its executive offices in Franklin, Massachusetts, and its successors.

      1.4. BENEFICIARY shall mean the person(s) or trust designated by a Participant to receive benefits pursuant to this Plan in the Event of such Participant's death. If no Beneficiary is designated, the Beneficiary shall be the Participant's surviving spouse, if living, otherwise the Participant's estate shall be the Beneficiary.

      1.5. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in any of the following events:

            (a) If there has occurred a change in control which the Holding Company would be required to report in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

            (b) When any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Holding Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Holding Company or the Bank, as the case may be;

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            (c) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company, and any new director (other than a director designated by a person who has entered into an agreement with the Holding Company to effect a transaction described in Subsection (b), (d) or (e) of this
      Section 1.4) whose election by the Board or nomination for election by the Holding Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Holding Company;

            (d) The stockholders of the Holding Company approve a merger, share exchange or consolidation ("merger or consolidation") of the Holding Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Holding Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Holding Company's then outstanding securities; or

            (e) The stockholders of the Holding Company or the Bank approve a plan of complete liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company or the Bank of all or substantially all of the Holding Company's or the Bank's assets.

      1.6. DIRECTOR(s) shall mean persons duly elected as a director of the Bank or the Holding Company, and who are not compensated employees of the Bank or the Holding Company.

      1.7. EFFECTIVE DATE of the Plan shall mean ______ __, 2005.

      1.8. HOLDING COMPANY shall mean Benjamin Franklin Bancorp, Inc.

      1.9. NORMAL PAYMENT DATE shall mean the later to occur of (a) the date upon which the Director attains the Minimum Retirement Age and (b) the date on which the Director ceases to serve as a Director.

      1.10. MINIMUM RETIREMENT AGE shall mean the date on which the Director attains age seventy (70).

      1.11. NORMAL RETIREMENT BENEFIT shall consist of five equal annual payments, each of which shall be equal in amount to the Director's Average Final Annual Fees (determined as of the date of termination of service as a Director).

      1.12. PARTICIPANT shall mean a Director who has been duly elected as such, meets the Eligibility requirements of the Plan, and has not waived participation in the Plan.

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      1.13. PLAN shall mean the terms, conditions and benefits provided by this document and any amendment or restatement of this document.

      1.14. RETIREMENT shall mean termination of services as a Director for any reason other than death, disability or Specially-Defined Cause.

      1.15. SPECIALLY-DEFINED CAUSE shall mean the Director's deliberate dishonesty with respect to any of the Bank, the Holding Company, or any subsidiary or affiliate thereof, or conviction of a crime related to banking activity.

      1.16. YEARS OF SERVICE shall mean the number of years a Participant has served as a Director of the Bank or the Holding Company, whether before or after the Effective Date of the Plan. Except as otherwise provided in Section 2.4, Years of Service shall include service with a corporate predecessor of the Bank or the Holding Company.

PART 2. ELIGIBILITY AND BENEFITS

      2.1. ELIGIBILITY. Any person who is a Director as of the Effective Date of the Plan shall be eligible to participate in the Plan immediately. Any person elected as a Director subsequent to the Effective Date of the Plan shall be eligible to participate in the Plan as of the first day of the calendar month next following the date of his election as a Director.

      2.2. NORMAL RETIREMENT BENEFIT. Upon Retirement, a Participant who has either (i) completed fifteen (15) Years of Service as of the date of Retirement, or (ii) completed at least ten (10) Years of Service and attained Minimum Retirement Age as of the date of Retirement, shall be entitled to receive a Normal Retirement Benefit. Payment of this benefit shall commence upon termination of services.

      2.3. LESS THAN 15 YEARS OF SERVICE. Upon Retirement, a Participant who has not either (i) completed at least 15 Years of Service as of the date of Retirement, or (ii) completed ten (10) Years of Service and attained Minimum Retirement Age as of the date of Retirement, shall receive (x) the Normal Retirement Benefit multiplied by (y) a fraction of which the numerator shall be the Director's total Years of Service and the denominator shall be fifteen (15). Payment of this benefit shall commence upon termination of services.

      2.4. LESS THAN 3 YEARS OF SERVICE. Notwithstanding any other provision of this Plan, a Participant who has not completed 3 Years of Service with the Bank or the Holding Company as of the date of termination of service as a Director shall not receive any benefit under this Plan. For purposes of this Section 2.4, the measurement of Years of Service shall include service with the Bank or the Holding Company prior to the Effective Date of the Plan but shall not include service with a corporate predecessor of the Bank or the Holding Company,

      2.5. BENEFITS UPON CHANGE OF CONTROL. Subject to Section 2.4, if within three years following a Change in Control, a Participant's service as a Director is terminated by the Bank or the Holding Company other than for Specially-Defined Cause, or if the Director is not proposed for re-election by the nominating committee of the Bank or the Holding Company, the Participant will be entitled to receive a Normal Retirement Benefit calculated as though the Participant had completed fifteen Years of Service. Payment of this benefit shall be made in a lump sum immediately upon termination of service.

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      2.6. DISABILITY. Subject to Section 2.4, in the event that a Participant becomes disabled prior to the Minimum Retirement Age, the Participant will be entitled to receive a Normal Retirement Benefit calculated as thought the Participant had completed fifteen Years of Service. Payment of this benefit shall commence upon termination of services, and shall be made annually. For purposes of this provision, a Participant shall be considered to be "disabled" when he is no longer capable of performing the material aspects of his Director's duties as a result of physical and/or mental impairment. Such determination shall be made by the Board of Directors.

      2.7. PRE-RETIREMENT DEATH. Subject to Section 2.4, if a Participant dies while continuing to serve as a Director of the Bank or the Holding Company, the Participant's Beneficiary shall be entitled to receive a Normal Retirement Benefit, calculated as if the Participant had completed fifteen Years of Service. Payment of this benefit shall commence upon the death of the Director and shall be made annually.

      2.8. POST-RETIREMENT DEATH. If a Participant dies after Retirement, the Participant's Beneficiary shall receive the remainder of any benefit payments to which the Participant was entitled under Section 2.2 or 2.3 above, as applicable. Payments shall be made annually.

      2.9. TERMINATION FOR SPECIALLY-DEFINED CAUSE. Notwithstanding any other provision hereof, in the event a Participant's service as a Director is terminated for Specially-Defined Cause, as defined herein, the Participant shall not be entitled to any benefit under this Plan.

PART 3. ADDITIONAL PROVISIONS

      3.1. PLAN CONTINUATION. This Agreement shall bind the Directors and the Holding Company, their heirs, successors, personal representatives, successors and assigns.

      3.2. PLAN AMENDMENT OR TERMINATION. This Plan may be amended or terminated by a two-thirds vote of all directors of the Holding Company, but any such amendment or termination shall not affect or change rights or obligations incurred up to the time of such amendment or termination.

      3.3. APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

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      IN WITNESS THEREOF, the Holding Company has caused this plan to be executed by its duly authorized officer effective as of the Effective Date.

                                         BENJAMIN FRANKLIN BANCORP, INC.

                                         By: ___________________________________

                                         Date: _________________________________

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